EXHIBIT 21.1

SUBSIDIARIES OF THE REGISTRANT

1)                                      PLC Medical Systems, Inc., a Delaware corporation

2)                                      PLC Sistemas Medicos Internacionais (Deutschland) GmbH, a German corporation